                                                                   EXHIBIT 13(e)

                               CONSENT OF COUNSEL



  I hereby consent to the use of my name under the caption "Legal Opinions" in the Statement of Additional Information constituting a part of this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 and Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 and to the incorporation herein by reference of my opinion dated April 2, 1986 filed as part of Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (File No. 2-74459) and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3289) on Form N-1, filed on April 29, 1986.






                                        Stephen P. Horvat, Jr.
                                        -----------------------------------
                                        STEPHEN P. HORVAT, JR.
                                        Senior Vice President and
                                        General Counsel
                                        The Franklin Life Insurance Company



Springfield, Illinois
February 28, 1996